Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
RXi Pharmaceuticals Corporation
Worcester, MA
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 of Form S-1 of our report dated October 25, 2011, relating to the financial statements of RXi Pharmaceuticals Corporation, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Boston, MA
December 6, 2011